Attachment to James R. Kanely's Form 4 filing:

Trans. Date Exer. Price # Securities Exer. Date Expire Date I or D

The following Derivatives are 'Non-Empl Dir Stk Opt (right to buy)':

04/19/2000 $8.75  192  04/19/2003 04/19/2010 D

04/03/2000 $9.00  778  04/03/2003 04/03/2010 D

03/24/2000 $9.813  171  03/24/2003 03/24/2010 D

02/09/2000 $12.00  140  02/09/2003 02/09/2010 D

01/13/2000 $12.875  544  01/03/2003 01/03/2010 D

03/24/2000 $9.813  171  03/24/2003 03/24/2010 D

02/09/2000 $12.00  140  02/09/2003 02/09/2010 D

01/03/2000 $12.875  544  01/03/2003 01/03/2010 D

11/01/1999 $12.625  370  11/01/2002 11/01/2009 D

10/28/1999 $13.688  123  10/28/2002 10/28/2009 D

08/02/1999 $17.938  509  08/02/2002 08/02/2009 D

05/03/1999 $13.750  509  05/03/2002 05/03/2009 D

04/08/1999 $10.438  161  04/08/2002 04/08/2009 D

02/24/1999 $12.375  136  02/24/2002 02/24/2009 D

02/17/1999 $11.875  141  02/17/2002 02/17/2009 D

01/29/1999 $13.938  502  01/29/2002 01/29/2009 D

12/31/1998 $15.000  156  12/31/2001 12/31/2008 D